UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2010

SINOCOKING COAL AND COKE
CHEMICAL INDUSTRIES, INC.
(Exact name of Registrant as specified in charter)

Florida                                                                000-28179                                           59-3404233
   (State or other jurisdiction of incorporation)                    (Commission File Number)                       (IRS Employer  Identification Number)

Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Tiyu Road, Xinhua District,
Pingdingshan, Henan Province, China 467000
(Address of principal executive offices)

+86-3752882999
(Registrant’s telephone number, including area code)

Ableauctions.com, Inc.
Suite 454 - 4111 Hastings Street
Burnaby, British Columbia V5C 6T7 Canada
(Former name and former address, if changed since last report)

Former telephone number, including area code:  604-293-3933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

The following summary highlights selected information from the agreement described and may not contain all of the information that is important to you.  Accordingly, the Company encourages you to read carefully the entire text of the agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K.

Liquidating Trust Agreement

On December 30, 2009, the Company’s shareholders approved a Plan and Agreement of Share Exchange, dated July 17, 2009 (the “Exchange Agreement”), with Top Favour Limited, a British Virgin Islands international business company (“Top Favour”), pursuant to which, on the terms and subject to the conditions set forth therein, to the Company agreed to acquire all of the outstanding capital stock of Top Favour in exchange for the issuance of 3,117,952 shares of Company common stock to the shareholders of Top Favour (the “Acquisition”).  The Acquisition was consummated at 5:00 p.m. Pacific time on February 5, 2010 (the “Closing Date”).

As a condition to the consummation of the Acquisition the Company agreed, among other things, and the Company’s shareholders approved, the transfer of the Company’s pre-Acquisition assets to a liquidating entity which would also assume the Company’s pre-Acquisition liabilities.  Following the liquidation of these assets and the payment of these liabilities, any remaining proceeds are to be distributed to those individuals who held shares of Company common stock immediately prior to the consummation of the Acquisition.

On February 5, 2010, immediately prior to the Acquisition, the Company (then named “Ableauctions.com, Inc.”) entered into a “Liquidating Trust Agreement” (the “Trust Agreement”) with Able Holdings (U.S.), Inc., trustee (the “Trustee”) of the Able (U.S.) Liquidating Trust (the “Trust”).  The Trust has been organized for the sole purpose and objective of liquidating the Company’s pre-Acquisition assets and distributing to the Trust beneficiaries the proceeds and income derived therefrom, following the payment of expenses and liabilities and the making of reasonable provision for claims and contingent liabilities.

The beneficiaries of the Trust are the Able (U.S.) Distribution Trust and the Able (Canada) Distribution Trust (collectively, the “Distribution Trusts”).  Beneficiaries of the Able (Canada) Distribution Trust consist of all holders of Company common stock immediately prior to the consummation of the Acquisition who reside in Canada.  Beneficiaries of the Able (U.S.) Distribution Trust consist of all other holders of Company common stock immediately prior to the consummation of the Acquisition, no matter what their country of residence.  The beneficiaries of the Distribution Trusts will be assigned one unit (a “Unit”) for each share of Company common stock owned by the beneficiary and each of the Distribution Trusts will be allocated the aggregate number of Units assigned to the beneficiaries of each such trust.  Each of the Distribution Trusts will have a proportionate interest in the Trust assets equal to the aggregate pro rata interests of their respective beneficiaries.

At such time or times as may be determined in its sole discretion, the Trustee will distribute to the Distribution Trusts, pro rata, in proportion to the aggregate number of Units respectively assigned to each, such cash or other property comprising a portion of the Trust assets as the Trustee, in its sole discretion, determines may be distributed without detriment to the conservation and protection of the Trust assets.  The Distribution Trusts will thereafter distribute the cash or other property they receive from the Trust to their respective beneficiaries.

If the Trustee, in its sole discretion, determines that the liabilities and all other claims, expenses, charges, and obligations of the Trust have been paid or discharged or if the existence of the Trust is to otherwise terminate in accordance with the Trust Agreement, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust assets, distribute the remaining Trust assets, if any, to the Distribution Trusts, pro rata, in proportion to the aggregate number of Units respectively assigned to each.

No beneficiary of the Distribution Trusts is entitled to sell, assign, transfer, encumber, or in any other manner hypothecate or dispose of his interest in a Distribution Trust, except that the interest of a beneficiary may be assignable or transferable by will, intestate succession or operation of law.

The Trustee also assumed all of the Company’s pre-Acquisition liabilities and agreed to cause the Trust to pay the Company’s pre-Acquisition liabilities when due.

The term of the Trust is three years, unless all of the assets transferred to the Trust are liquidated, the liabilities are paid and the remaining proceeds are distributed prior to that date, in which case the Trust will terminate on an earlier date.  However, the term of the Trust may be extended beyond three years if the Trustee determines that an extension is reasonably necessary to fulfill the purposes of the Trust.

The Trustee (including without limitation its officers, directors, employees, agents and attorneys) (collectively, the “Trustee Agents”) will be indemnified by and receive reimbursement from the Trust assets against and from any and all claims, losses, liabilities or damages which the Trustee or the Trustee Agents may incur in the exercise and performance of any of the Trustee’s  powers and duties under the Trust Agreement, except for fraud or misconduct knowingly or intentionally committed in bad faith.

The Trustee shall receive an annual fee for its services, payable as follows:

$40,000 on the Transfer Date; and
$40,000 on the first anniversary of the Transfer Date.

In addition, the Trustee, in its sole discretion, may authorize the payment of an additional annual Trustee fee of $40,000 for each subsequent year during which the Liquidating Trust any time is in existence, payable on each succeeding anniversary of the Transfer Date.

The trustees of the Distribution Trusts will also receive fees as follows:

$20,000 on the Transfer Date; and
$20,000 on the first anniversary of the Transfer Date.

In addition, the Trustees of the Distribution Trusts, in their sole discretion, may authorize the payment of an additional annual Trustee fee of $20,000 for each subsequent year during which the Distribution Trusts are at any time is in existence, payable on each succeeding anniversary of the of the Transfer Date.

The Company’s former officers and directors, namely Abdul Ladha, Barret E. G. Sleeman, Dr. David Vogt and Michael Boyling, are the officers and directors of all corporate entities related to the Trust, including the Trustee and the Distribution Trusts.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Liquidation of Pre-Acquisition Assets

On July 17, 2009 the Company reported that it executed the Exchange Agreement with the Company’s significant shareholders, Abdul Ladha, the Company’s then Chief Executive Officer and a director, and his spouse, Hanifa Ladha, Top Favour and the shareholders of Top Favour.  The Acquisition was consummated on February 5, 2010.

In accordance with the terms of the Exchange Agreement, on February 5, 2010 the Company transferred all of its pre-Acquisition assets to the Trust.  The information about the Trust included in Item 1.01 above is incorporated herein by reference.  A discussion of the pre-Acquisition assets transferred to the Trust and the relationship of Mr. Ladha and the directors to the Trust is incorporated herein by reference from the definitive proxy statement that the Company filed with the Securities and Exchange Commission on November 27, 2009.

The transfer of the Company’s pre-Acquisition assets to the Trust and any distributions that are made from the Distribution Trusts to the beneficiaries of the Distribution Trusts will have tax consequences.  Tax matters can be complicated and the tax consequences of these events to beneficiaries of the Distribution Trusts will depend on the facts of each beneficiary’s tax situation.  Beneficiaries of the Distribution Trusts should consult their tax advisors to fully understand the tax consequences of these events to them, including the applicability and effect of federal, state, local and foreign income and other tax laws in the beneficiary’s particular circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

Date: February 8, 2010	By:	/s/ Jianhua Lv
Jianhua Lv, Chief Executive Officer